UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

Booz Allen Hamilton Holding Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Commencing on July 14, 2014, the Company sent the following to the Executive Vice Presidents, Senior Vice Presidents and Vice Presidents of the Company.
Dear Partners and Vice Presidents,
Booz Allen Hamilton Holding Corporation will have its 2014 Annual Meeting of Stockholders on July 31, 2014 at 8am in the Newman Auditorium in McLean (doors will open at 7:30am).  As Booz Allen stockholders, you should have received the formal notice and access card(s) in the mail, and may have received more than one depending on how you obtained shares.  If you did not receive the card in the mail, contact Susanna Patton or Terry Kaden in the Law Department.
Please follow the instructions on the notice and access card(s) you received to vote on the six items noted in our proxy this year: the election of four directors; approval, in a non-binding advisory vote, of the compensation program for our executives; approval of our amended Equity Incentive Plan; approval of our amended Annual Incentive Plan; approval of our amended Certificate of Incorporation and the conversion of all of our issued and outstanding shares of Class B non-voting common stock and Class C restricted common stock into shares of our Class A common stock; and ratification of the appointment of our independent registered public accounting firm.  These items will be formally addressed at the annual meeting.  I encourage you to vote at any time between now and the meeting at www.proxyvote.com by entering your boxed control number(s) shown on the notice and access card(s).  Only shares of Class A, C, and E common stock owned as of the record date of June 9, 2014 have the right to vote.  Unexercised options (whether vested or not) do not carry any voting rights.
As leaders and owners, I hope you can join us in person for the Annual Meeting, which we expect to be relatively brief, if you will be in McLean on July 31.  For space planning purposes, please let Susanna (patton_susanna@bah.com) or Terry (kaden_terence@bah.com) know if you plan to attend.

•	Ralph

Commencing on July 14, 2014, the Company sent the following to employees of the Company that participate in the Company’s Employee Stock Purchase Program.
Dear Employee-Stockholders,
Booz Allen Hamilton Holding Corporation will have its 2014 Annual Meeting of Stockholders on July 31, 2014 at 8am in the Newman Auditorium in McLean (doors will open at 7:30am).  As Booz Allen stockholders participating in our Employee Stock Purchase Program, you should have received the formal notice and access card(s) in the mail, and may have received more than one depending on how you obtained shares.  If you did not receive the card in the mail, contact Susanna Patton or Terry Kaden in the Law Department.
Please follow the instructions on the notice and access card(s) you received to vote on the six items noted in our proxy this year: the election of four directors; approval, in a non-binding advisory vote, of the compensation program for our executives; approval of our amended Equity Incentive Plan; approval of our amended Annual Incentive Plan; approval of our amended Certificate of Incorporation and the conversion of all of our issued and outstanding shares of Class B non-voting common stock and Class C restricted common stock into shares of our Class A common stock; and ratification of the appointment of our independent registered public accounting firm.  These items will be formally addressed at the annual meeting.  I encourage you to vote at any time between now and the meeting at www.proxyvote.com by entering your boxed control number(s) shown on the notice and access card(s).
As employees and owners, you’re invited to join us in person for the Annual Meeting, which we expect to be relatively brief, if you will be in McLean on July 31.  For space planning purposes, please let Susanna (patton_susanna@bah.com) or Terry (kaden_terence@bah.com) know if you plan to attend.

•	Ralph